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                                                                    EXHIBIT 10.5
                              EMPLOYMENT AGREEMENT
                              --------------------

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into this 28th day of February 1996, effective as of the 1st day of March, 1996, by and between Citadel Computer Systems, Inc. (hereinafter referred to as "Employer" or "Citadel") a Delaware Corporation, having its principal place of business at 2950 North Loop West, Suite 1080, Houston, Texas 77092 and Steven B. Solomon (hereinafter referred to as "Employee")

                                   RECITALS:

     1. Employer desires to employ Employee as its Chief Operating Officer and Director of Corporate Relations.

     2.   Employee desires to be employed by Employer in such capacity.

     3. The parties to this Agreement wish to reduce to writing their prior oral understanding and agreement as to employment and compensation of Employee.

     NOW, THEREFORE, in consideration of the representations, warranties and mutual promises hereinafter set forth, it is agreed as follows:

     1.   Employment. Employer hereby employs Employee and Employee hereby
          ----------
accepts employment as Chief Operating Officer and Director of Corporate Relations of the Employer in the Dallas, Texas, office of Employer (or in such other position and/or locations as may be mutually agreed upon) upon the terms and conditions hereinafter set forth. Employee represents and warrants to Employer that Employee has terminated any and all other Employment agreements that he may have with any other entity or individual.

     2.   Term of Employment. Subject to the provisions for termination as
          ------------------
hereinafter provided, the term of this Agreement (the "Term") shall commence on the 1st day of March, 1996, and shall terminate on February 28, 2001. After February 28, 2001, the parties may extend this Agreement for additional periods of time and at such compensation as is mutually agreed upon by the parties from time to time upon the execution of a mutually agreed written Extension Agreement prior to the end of the Term or any extension thereof. Such additional extensions shall be valid until written notice of termination is delivered by either party thirty (30) days in advance of the termination date of this Agreement. If the parties to this Agreement fail to execute an Extension Agreement, unless otherwise terminated, this Agreement shall be automatically renewed for an additional twelve (12) month period from the expiration of the Term, or from the end of any period covered by any subsequently executed extension, under the same terms and conditions applicable at the end of the Term, or as may be amended in writing, and shall automatically renew in such manner each year thereafter.

     3.   Duties. During the Employment Period the Employee agrees to serve as
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Chief

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Operating Officer and Director of Corporate Relations of Citadel, except as may be modified by the written agreement of the parties hereto. In his capacity as Chief Operating Officer and Director of Corporate Relations, the Employee will be responsible for all matters involving the raising of capital for Citadel's expansion programs and other projects, all aspects of Citadel's corporate finance, Citadel's respective relationships with its shareholders, the general public, securities brokers and dealers, the Securities and Exchange Commission, NASDAQ, and any other public securities market, and will perform such duties and responsibilities for Citadel as may from time to time be assigned to him by the President of Citadel. In his position, the Executive shall have full responsibility for corporate relations for Citadel and shall report directly to the President and Chief Executive Officer of Citadel.

     4. Other Employment. Employee shall devote his entire productive time,
        ----------------
knowledge, skill, ability, energies, and attention solely and exclusively to the business of Employer during the Term of this Agreement and any extension thereof. Employee shall not engage in any other employment activity during such time. This restriction shall not prevent Employee from engaging in other business or investment activities so long as such activities do not require the personal services of Employee.

     5. Compensation. As compensation for all services rendered by Employee
        ------------
under this Agreement, Employer shall pay Employee as follows:

          (a) Base Salary. Employee shall receive a base salary of the following
              -----------
          monthly amounts which shall be payable on the 1st and 16th of each month, beginning March 1, 1996:


     Period                                Monthly Salary

     March 1, 1996- November 31, 1997             $10,000
     December 1, 1997-November 31, 1998           $11,000
     December 1, 1998-November 31, 1999           $12,000
     December 1, 1999-November 31, 2000           $12,000
     December 1, 2000-March 1, 2001               $12,000

          (b) Bonus. Employee may receive other bonuses or other extraordinary
              -----
          compensation as determined in the discretion of the Board of Directors of Employer. Such bonuses shall be paid at such times and in such amounts as the Board of Directors may determine.

          (c.) Withholding for Taxes. All payments under this Agreement shall be
               ---------------------
          subject to federal withholding and other applicable taxes.

     6.  Automobile Allowance. Citadel shall pay Employee an automobile
         --------------------
allowance of $950.00 per month, payable on the last business day of each month. Employee shall, at his own cost and expense, procure an automobile for use in Citadel's business. Employee shall further


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procure and maintain in force an automobile liability policy covering such automobile with Citadel as the named insured in the minimum amount of $1,000,000 for bodily injury or death in one accident, $1,000,000 for bodily injury or death to one person in one accident and $100,000 for property damage in one accident. Employee shall deliver to Citadel a true copy of such automobile liability insurance policy. Employee shall further, at his own cost and expenses, maintain such automobile in proper operating condition. In lieu of such allowance, Citadel may provide an automobile satisfactory to Employee and pay insurance and maintenance costs thereof; provided however, that if Employee has acquired an automobile for use in Citadel's business, Citadel may not substitute the provision of an automobile except upon twelve months' notice.

     7.  Employee Benefits.
         -----------------

          (a) In addition to any key man insurance maintained by Employer for its benefit, Employer shall purchase and pay the premiums on a life insurance policy covering Employee in the amount of at least $1,000,000. Employee shall have the sole right to designate one or more beneficiaries under such policy. The current one-year term cost of such policy shall be included in Employee's income to the extent required by law.

          (b) Employer shall continue the salary of Employee for a period of 180 days if Employee is not able to perform his duties as a result of personal injury, disability or illness. Employer shall maintain a disability income policy which shall commence payment of benefits to Employee beginning not later than the 181st day of his disability at a rate equal to at least 60% of his compensation for the twelve month period immediately preceding the illness, injury or other event causing disability (including deferred or postponed payments). The cost of such insurance shall be included in the income of Employee.

          (c) Employer shall include Employee and his dependents under Employer's current major medical benefit plan at no cost to Employee.

          (d) Employee shall be entitled to participate in any employee benefit plans or agreements maintained or adopted in the future by Employer relating to retirement, health, disability, dental, group term life insurance, paid holidays, and other related benefits offered to employees generally by Employer.

     8.    Vacation. Employee shall be entitled each year to three weeks
           --------
vacation for each calendar year, during which time his compensation shall be paid in full. If Employee is for any reason unable to take such vacation, the compensation which would have been paid to him during such vacation shall be carried forward from year to year and paid to Employee upon termination of his employment in addition to any other severance pay to which he shall be entitled.



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     9    Working Facilities. Employee shall be furnished with a private office
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at Employer's principal executive office (at which he shall be stationed).
Employee shall also be provided stenographic help and such other facilities and services, suitable to his position and adequate for the performance of his duties.

     10.  Business Expenses.  Employer shall pay all costs and expenses incurred
          -----------------
by Employee for all reasonable travel and other expenses incurred by Employee in performing his obligations under this Agreement. Such reimbursement will be made on or before the end of the first Pay Period following the date the expenses are submitted by Employee to Employer.

     11.  Termination of Employment. This agreement shall not be terminated
          -------------------------
prior to the expiration of its term or any extension thereof, except upon the mutual consent of the parties hereto, or in the event of the death or permanent total disability of Employee, or for due cause, upon the good faith determination by the Board of Directors of Citadel that "due cause" exists for the termination of the employment relationship. As used herein, the term "due cause" shall include, but is not limited to, the following events which are only used herein for illustrative purposes:

          (i) any intentional misapplication by Employee of Citadel's funds, or any other act of dishonesty injurious to Citadel committed by Employee; or
          (ii)   Employee's conviction of a crime involving moral turpitude, or
          (iii) Employees breach, nonperformance or non-observance in any material respect of a material term of this agreement, including his duties and obligations as an employee, if such breach, non performance or non observance shall continue beyond a period of five (5) business days immediately after notice thereof by Citadel to Employee; or
          (iv) any other action by Employee involving willful and deliberate malfeasance or gross negligence in the performance of Employee's duties.

     For the purposes of the agreement, disability shall mean such physical, mental or emotional disability of Employee a defined in the disability insurance policy purchased by Citadel in accordance with Section 7(b) of this agreement, which renders Employee unable to perform his duties for a period of six (6) consecutive months. Any other termination of the agreement shall be in breach hereof and shall not prejudice any other remedy to which the non-terminating party may be entitled to either in law, in equity or under this agreement.

     12.  Severance Payments
          ------------------

     (a) If this agreement is terminated due to the death or disability of Employee, no severance payments shall be due to Employee.

     (b) If Employee's employment with Citadel is terminated for other than good cause, Employee shall be entitled to a severance payment equal to the greater of (I) the



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     remaining payments which would have been made during the Term of this agreement or any extension thereof, discounted to present value using an interest rate of six percent (6.0%) or (ii) an amount determined by multiplying his base salary for the most recently completed full month of employment by 24. Such amount shall be paid in a lump sum within 30 days after the effective date of his termination of employment.



     (c) In addition to the foregoing amounts, Employee shall be entitled upon termination of employment for whatever cause to any unpaid salary, bonus and vacation pay. Such amounts shall be paid in a lump sum within 30 days alter the effective date of his termination of employment. Any options to purchase shares which would be exercisable during the Term of this Agreement or any extension thereof shall become fully exercisable upon the termination of this Agreement.



     13.  Waiver of Breach. The waiver by Employer of a breach of any provision
          ----------------
of this Agreement by Employee shall not operate or be construed as a wavier of any subsequent breach by Employee.

     14.  Legal Construction and Severability. If any one or more of the
          -----------------------------------
provisions contained in this Agreement shall for any reason be held invalid, illegal, unenforceable in any respect, under present or future law, such provision shall be fully severable and such invalid, illegal, or unenforceable provision shall not affect any other provision of this Agreement. In such event this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement and the remaining provisions of this Agreement shall continue in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or its severance from this Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement, a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

     15.  Assignment.  This Agreement is a personal services contract and is not
          ----------
assignable by Employee. This Agreement is not assignable by Employer except with the consent of Employee and then only to a partnership, corporation, or other entity which shall purchase substantially all of its assets or shall be its legal successor pursuant to any merger, consolidation, or other action permitted by law. Subject to the qualification in the preceding sentence, the rights and obligations of Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Employer.

     16.  Governing Law: Venue. This Agreement shall be construed under and in
          --------- ----------
accordance with the laws of the State of Texas. In the event that any legal proceedings are instituted concerning the interpretation or enforcement of this Agreement, exclusive venue over


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

such proceedings shall be vested in courts sitting in the State of Texas.

     17.  Attorneys' Fees and Costs. If any action at law or in equity is
          -------------------------
necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which he may be entitled.

     18.  Notices. All notices shall be in writing and shall have been duly
          -------
given if delivered by hand or mailed, certified or registered mail, return receipt requested to the following address or to such other address as either party may designate by like notice:


If to Employee:

          Steven B. Solomon
          3131 Turtle Creek Boulevard, Suite 1301
          Dallas, Texas 75219


If to Employer:

          George Sharp
          Citadel Computer Systems Inc.
          2950 N. Loop West #1080
          Houston, Texas 77092


     19.  Entire Agreement. This Agreement constitutes the sole and only
          ----------------
agreement of the parties hereto and supersedes any prior understanding or written or oral agreement between the parties respecting the within subject matter. This Agreement may not be changed orally, but only by an agreement writing signed by both parties hereto.

Citadel has caused this Agreement to be executed by its authorized officer and the Employee has signed this Agreement.

CITADEL:


                                           /s/ George Sharp, President
                                           ----------------------------------
                                           George Sharp, President
                                           Citadel Computer Systems, Inc.


EMPLOYEE:

                                           /s/ Steven B. Solomon
                                           ----------------------------------
                                           Steven B. Solomon


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